Exhibit 99.3 Press Release




                                         FOR IMMEDIATE RELEASE
CONTACTS:

Ronald Tassello                          Donald C. Weinberger
BALTEK CORPORATION                       Wolfe Axelrod Weinberger Associates LLC
(201) 767-1400                           (212) 370-4500


                               BALTEK CORPORATION
                    ANNOUNCES AGREEMENT TO SELL TO ALCAN INC.

Northvale, N.J., March 5, 2003 -- Baltek Corporation (NASDAQ: BTEK) announced today that it has entered into a Merger Agreement with a subsidiary of Alcan Inc. After the merger Baltek will become a wholly owned subsidiary of Alcan Inc.

An independent committee of the Board of Directors unanimously recommended the merger, and the Board of Directors unanimously approved the merger and the Merger Agreement. Jacques Kohn and other members of the Kohn family, who own 46% of the outstanding common stock of Baltek, have signed an undertaking to vote their shares in favor of the transaction.

Under the agreement, Baltek shareholders would receive approximately $15.17 in cash for each share of Baltek common stock. This reflects a premium of approximately 77% based on the 20-day average trading prices prior to the date of the signing of the merger agreement. Alcan will deliver to Baltek shareholders approximately $35,250,000 in cash.

Jacques Kohn, the President and Chief Executive Officer of Baltek commented, "This offer represents good value for Baltek's shareholders. In reviewing our projected short term and long term stock valuation, our projected capital requirements and the needs of our customers, the Board believes it is in the best interests of Baltek to enter into this agreement with Alcan and we recommend acceptance of Alcan's offer."

This transaction will provide the customers of Baltek and Alcan with significant benefits. For approximately 8 years Alcan Composites and Baltek have cooperated in marketing and distribution in the US. By combining the employees, resources and product lines of Alcan Composites and Baltek, customers in the transportation, marine, wind power generation and construction markets will be able to purchase a broad range of core materials from one source.

Phoenix Security Corp., a subsidiary of Laidlaw Global Corporation, which has acted as financial advisor to Baltek, has issued a fairness opinion in connection with the merger. The completion of the merger is subject to the approval of Baltek's stockholders.

                                                                        - More -

As soon as practicable, Baltek will file a proxy statement with the Securities and Exchange Commission relating to the merger and will mail the proxy statement to its stockholders. Baltek will schedule a special meeting of its stockholders to vote on a proposal to approve the Merger Agreement and the transactions it contemplates. Baltek's Board has unanimously recommended that the stockholders approve the Merger Agreement. Alcan has entered into a voting agreement with members of the Kohn family in which they have agreed to vote in favor of the Merger Agreement.

When available, Baltek's stockholders will be able to obtain a free copy of the proxy statement to be filed with the Securities and Exchange Commission at the SEC's website at www.sec.gov. The proxy statement and other documents filed with the Securities and Exchange Commission by Baltek may also be obtained free of charge from Baltek by directing a request to Baltek Corporation, 10 Fairway Court, P.O. Box 195, Northvale, NJ 07647.

THE PROXY STATEMENT SHOULD BE READ CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATING TO THE MERGER TRANSACTION DESCRIBED ABOVE WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

                       ----------------------------------

BALTEK CORPORATION is a world-class manufacturer and distributor of balsa wood products and other structural core materials, including PVC Foam and non-woven mat products.

Forward Looking Statements

Certain statements in this press release, the Company's quarterly report on Form 10-Q, the Annual Report on Form 10-K, the Company's press releases or in reports to stockholders constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, industries in which the Company operates, the U.S. and global economies, earnings, cash flow and operating performance and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "should," "forecast," "believe," "management is of the opinion" and similar words or phrases. Forward-looking statements are subject to inherent uncertainties and risks, including among others: general industry trends and growth rates and economic conditions as they affect demand for our customers' products and continued demand by our customers. In addition, the consumption of the merger depends on the Company's compliance with other closing conditions as set forth in the Agreement and Plan of Merger and filed as an Exhibit to the Company's Form 8-K on the date hereof. In addition, such statements could be affected by general domestic and international economic conditions. The list of factors presented here should not be considered to be a complete list of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

In light of these risks and uncertainties, actual events and results may vary significantly from those expressed or implied by such statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results and readers are cautioned not to place undue reliance on such forward-looking statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###